Exhibit 25(j)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |__|
___________________________

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)
___________________________ Pennsylvania Electric Company (Exact name of obligor as specified in its charter)

Pennsylvania	25-0718085
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio	44308
(Address of principal executive offices)	(Zip code)

___________________________

Debt Securities
(Title of the indenture securities)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

1.	General information. Furnish the following information as to the Trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

		Name	Address

		Superintendent of Banks of the State of	One State Street, New York, N.Y.
		New York	10004-1417, and Albany, N.Y.
12223

		Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y.
10045

		Federal Deposit Insurance Corporation	Washington, D.C. 20429

		New York Clearing House Association	New York, New York 10005

	(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.

A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

          Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 18th day of September, 2008.

THE BANK OF NEW YORK MELLON

By: /S/ FRANCA M. FERRERA
      Name: FRANCA M. FERRERA
      Title:    ASSISTANT VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of THE BANK OF NEW YORK of One Wall Street, New York, N.Y. 10286 And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2008, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
ASSETS	In Thousands
Cash and balances due from depository
institutions:
Noninterest-bearing balances and currency
and coin	3,463,000
Interest-bearing balances	31,232,000
Securities:
Held-to-maturity securities	1,631,000
Available-for-sale securities	24,769,000
Federal funds sold and securities purchased
under agreements to resell:
Federal funds sold in domestic offices	19,485,000
Securities purchased under agreements to
resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned
income	33,282,000
LESS: Allowance for loan and
lease losses	244,000
Loans and leases, net of unearned
income and allowance	33,038,000
Trading assets	4,207,000
Premises and fixed assets (including
capitalized leases)	906,000
Other real estate owned	6,000
Investments in unconsolidated subsidiaries
and associated companies	760,000
Not applicable
Intangible assets:
Goodwill	2,495,000
Other intangible assets	998,000
Other assets	7,072,000
Total assets	130,062,000

LIABILITIES
Deposits:
In domestic offices	34,562,000
Noninterest-bearing	20,410,000
Interest-bearing	14,152,000
In foreign offices, Edge and Agreement
subsidiaries, and IBFs	64,413,000
Noninterest-bearing	2,092,000
Interest-bearing	62,321,000
Federal funds purchased and securities sold
under agreements to repurchase:
Federal funds purchased in domestic
offices	884,000
Securities sold under agreements to
repurchase	89,000
Trading liabilities	3,678,000
Other borrowed money:
(includes mortgage indebtedness and
obligations under capitalized leases)	1,999,000
Not applicable
Not applicable
Subordinated notes and debentures	2,940,000
Other liabilities
12,854,000
Total liabilities	121,419,000

Minority interest in consolidated
subsidiaries	133,000

EQUITY CAPITAL
Perpetual preferred stock and related
surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to
preferred stock)	2,375,000
Retained earnings	6,131,000
Accumulated other comprehensive income	-1,131,000
Other equity capital components	0
Total equity capital	8,510,000
Total liabilities, minority interest, and equity
capital	130,062,000

          I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

          We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Steven G. Elliott	Directors
Robert P. Kelly